Greentree Financial Group, Inc.

FL Office
7951 SW 6th St., Ste. 216
Plantation, Florida 33324
Tel: 954-424-2345
Fax:954-424-2230

NC Office
19720 Jetton Road, 3rd Floor
Cornelius, NC 28301
Tel: 704-892-8733
Fax:704-892-6487

April 20, 2017

PERSONAL AND CONFIDENTIAL

ViaDerma, Inc.
4640 Admiralty Way, Suite 500
Marina Del Rey, CA 90292
Attn: Dr. Chris Ayo Otiko – President

Dear Dr. Otiko:

This Financial Advisory agreement ("Agreement") confirms the terms and conditions of the engagement of Greentree Financial Group, Inc. ("Greentree") by ViaDerma, Inc., a Nevada Corporation (the "Company") to render certain professional services to the Company.

1. Services. Greentree agrees to perform the following services:

a) Assist the Company with compliance filings for four quarters, including preparation of three interim quarterly reports for the periods ended March 31, 2017, June 30, 2017, September 30, 2017 and one annual report for the year ended December 31, 2017 (Note: The Company will prepare initial set of Financials for each of the subsidiaries and Greentree will help with consolidation structure and entries as well as assist with US GAAP footnotes.)

b) Review and advise the Company on all documents and accounting systems relating to its finances and transactions, with the purpose of bringing such documents and systems into compliance with United States GAAP or disclosures required by SEC;

c) Provide necessary consulting services and support as a liaison for the Company to third-party service providers, including coordination amongst the Company and their related attorneys, CPAs and the transfer agent:

2. Fees. The Company agrees to pay Greentree for its services an upfront professional service fee ("Service Fee") of $60,000. Greentree may elect to fund its Service Fee through the issuance of a Promissory Note in favor of Greentree upon signing this Agreement (See Exhibit B), in which case the Service Fee shall be treated as paid in full upon Greentree's receipt of the Promissory Note and all obligations of the Company to pay the Service Fee shall be considered satisfied.

Client initials: CO

Greentree Financial Group, Inc.

FL Office
7951 SW 6th St., Ste. 216
Plantation, Florida 33324
Tel: 954-424-2345
Fax:954-424-2230

NC Office
19720 Jetton Road, 3rd Floor
Cornelius, NC 28301
Tel: 704-892-8733
Fax:704-892-6487

Note:

i. Service Fee shall be deemed fully earned upon signing this Agreement.

ii. In addition to any fees that may be payable to Greentree under this Agreement, the Company agrees to reimburse Greentree, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with Greentree's activities under this Agreement, including the reasonable fees and disbursements of its legal counsel. All such fees, expenses and costs will be billed at any time by Greentree and are payable by the Company when invoiced. Upon expiration of the Agreement any unreimbursed fees and expenses will be immediately due and payable.

3. Term. The term of this Agreement shall commence on signing of this Agreement and end on December 31, 2017 (the "Term"). This Agreement may be renewed upon mutual written agreement of the parties hereto. This agreement may be terminated by the Company prior to its expiration or services being rendered with 45 days prior written notice to Greentree. Any obligation pursuant to this Paragraph 3, and pursuant to Paragraphs 2 (payment of fees), 4 (indemnification), 5 (matters relating to engagement), 7 (governing law) and 11 (miscellaneous) hereof, shall survive the termination or expiration of this Agreement. As stated in the foregoing sentence, the parties specifically agree that in the event the Company terminates this Agreement prior to expiration of the Term, the full Service Fee shall become immediately due and payable.

4. Indemnification. In addition to the payment of fees and reimbursement of fees and expenses provided for above, the Company agrees to indemnify Greentree and its affiliates with regard to the matters contemplated herein, as set forth in Exhibit A, attached hereto, which is incorporated by reference as if fully set forth herein.

5. Matters Relating to Engagement. The Company acknowledges that Greentree has been retained solely to provide the services set forth in this Agreement.

In rendering such services, Greentree shall act as an independent contractor, and any duties of Greentree arising out of its engagement hereunder shall be owed solely to the Company. The Company further acknowledges that Greentree may perform certain of the services described herein through one or more of its affiliates.

Client initials: CO

FL Office
7951 SW 6th St., Ste. 216
Plantation, Florida 33324
Tel: 954-424-2345
Fax:954-424-2230

NC Office
19720 Jetton Road, 3rd Floor
Cornelius, NC 28301
Tel: 704-892-8733
Fax:704-892-6487

The Company acknowledges that Greentree is a consulting firm that is engaged in providing consulting services. The Company acknowledges and agrees that in connection with the performance of Greentree's services hereunder (or any other services) that neither Greentree nor any of its employees will be providing the Company with legal, tax or accounting advice or guidance (and no advice or guidance provided by Greentree or its employees to the Company should be construed as such) and that neither Greentree nor its employees hold itself or themselves out to be advisors as to legal, tax, accounting or regulatory matters in any jurisdiction. Greentree may retain attorneys and accountants that are for Greentree's benefit, and Greentree may recommend a particular law firm or accounting firm to be engaged by the Company and may pay the legal expenses or accounting expenses associated with that referral on behalf of the Company, after full disclosure to the Company and the Company's consent that Greentree make such payment on its behalf. However, Greentree makes no recommendation as to the outcome of such referrals. The Company shall consult with its own legal, tax, accounting and other advisors concerning all matters and advice rendered by Greentree to the Company, and the Company shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the advice and guidance given by Greentree to the Company. Neither Greentree nor its employees shall have any responsibility or liability whatsoever to the Company or its affiliates with respect thereto.

The Company recognizes and confirms that in performing its duties pursuant to this Agreement, Greentree will be using and relying on data, material, and other information furnished by the Company, a third party provider, or their respective employees and representatives ("the Information"). The Company will cooperate with Greentree and will furnish Greentree with all Information concerning the Company and any financial information or organizational or transactional information which Greentree deems appropriate, and Company will provide Greentree with access to the Company's officers, directors, employees, independent accountants and legal counsel for the purpose of performing Greentree's obligations pursuant to this Agreement.

The Company hereby agrees and represents that all Information furnished to Greentree pursuant to this Agreement shall be accurate and complete in all material respects at the time provided, and that, if the Information becomes materially inaccurate, incomplete or misleading during the term of Greentree's engagement hereunder, the Company shall promptly advise Greentree in writing. Accordingly, Greentree assumes no responsibility for the accuracy and completeness of the Information. In rendering its services, Greentree will be using and relying upon the Information without independent verification evaluation thereof.

Client initials: CO

FL Office
7951 SW 6th St., Ste. 216
Plantation, Florida 33324
Tel: 954-424-2345
Fax:954-424-2230

NC Office
19720 Jetton Road, 3rd Floor
Cornelius, NC 28301
Tel: 704-892-8733
Fax:704-892-6487

6. Representations and Warranties by Greentree. Greentree, by its acceptance of the Promissory Note, represents and warrants to Company as follows:

(a) Greentree is acquiring the Promissory Note with the intent to hold as an investment and not with a view of distribution.

(b) Greentree is an "accredited investor" within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the "**Securities Act**"), and is acquiring the Promissory Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Greentree has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Promissory Note, and has no need for liquidity in such investment. Greentree, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Greentree, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Promissory Note.

(c) Greentree acknowledges and agrees that it is acquiring the Promissory Note hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d) Greentree has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary or similar agent with respect to any of the transactions contemplated by this Agreement.

(e) Greentree understands that in lieu of this Promissory Note, Greentree has the right to receive an up-front cash payment prior to Greentree rendering services to the Company pursuant to the Advisory Agreement. By acceptance of the Promissory Note, Greentree agrees that it will loan the Company its services fee and close out the Company's account receivable with the Greentree and hold only such interests in the Company as granted by the Promissory Note and the other securities into which it may be converted. It is further acknowledged and agreed that the value of the Promissory Note, or the securities into which it may be converted, at any given time, could be less than the value of the Service Fee had Greentree elected an up-front payment, and Greentree accepts the investment risk associated therewith.

Client initials: CO

FL Office
7951 SW 6th St., Ste. 216
Plantation, Florida 33324
Tel: 954-424-2345
Fax:954-424-2230

NC Office
19720 Jetton Road, 3rd Floor
Cornelius, NC 28301
Tel: 704-892-8733
Fax:704-892-6487

7. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws provisions. All disputes arising out of or in connection with this agreement, or in respect of any legal relationship associated with or derived from this agreement, shall only be heard in any competent court residing in Broward County Florida. Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Greentree shall only be brought in such courts.

8. Attorneys Fees. In the event Greentree shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Greentree's rights, including reasonable attorney's fees, whether or not suit is instituted.

9. No Brokers. The Company represents and warrants to Greentree that there are no brokers, representatives or other persons which have an interest in compensation due to Greentree from any services contemplated herein.

10. Authorization. The Company and Greentree represent and warrant that each has all requisite power and authority, and all necessary authorizations, to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument (including contracts, wills, agreements, records and wire receipts, etc.) to which it is a party or bound.

11. Miscellaneous. This Agreement constitutes the entire understanding and agreement between the Company and Greentree with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall

Client initials: CO

Greentree Financial Group, Inc.

FL Office
7951 SW 6th St., Ste. 216
Plantation, Florida 33324
Tel: 954-424-2345
Fax:954-424-2230

NC Office
19720 Jetton Road, 3rd Floor
Cornelius, NC 28301
Tel: 704-892-8733
Fax:704-892-6487

be deemed to be severable. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing below in the space provided and returning this Agreement to Greentree for execution, which shall constitute a binding agreement as of the date first above written.

Thank you. We look forward to a mutually rewarding relationship.

GREENTREE FINANCIAL GROUP, INC.

By: ______________________

Name: R. Chris Cottone
Title: Vice President
AGREED TO AND ACCEPTED
DATE: April 20, 2017

VIADERMA, INC.

By: ______________________

Name: Dr. Chris Ayo Otiko
Title: President
AGREED TO AND ACCEPTED
DATE: April 20, 2017